UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 13, 2020

Alpine 4 Technologies Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

“Dear Shareholders,

Q2 2020 has been the most unique and challenging quarter of my tenor at Alpine 4. Revenue grew at an astounding 39% over 2019 Q2 revenue, yet those numbers were suppressed by almost $1.65m due to the outbreak of COVID-19. When you consider what has transpired within the economy, what we have accomplished has been nothing short of amazing! For that, I am so very proud of all of our hardworking and dedicated employees.

Q2 By the Numbers

Balance Sheet: From a balance sheet perspective our asset base shrunk by roughly $1m from $39m to $38m. This is directly associated with the write-down of our subsidiary American Precision Fabricator’s (APF) assets.  Due to COVID  APF lost some long-term customers and in consultation with our CPA and auditors, the Company decided to write down the Goodwill and associated customer list of APF.

The company and its subsidiaries combined received roughly $3.9 million in PPP funding, enabling our ability to offer employment back to all employees that were furloughed in March and April.  It is also anticipated that the $3.9m in PPP loans currently reflected on our financial statements will be fully forgiven and that our liabilities will conversely shrink by $3.9m in Q3 2020.

P&L:  From a P&L perspective, our revenue grew by 39% over Q2 2019, our Gross Profit also grew from 19% in Q2 2019 to 21.6% in Q2 2020.  The company’s G&A expenses grew by $2.2m in 2020 over 2019.  However, this was primarily due to the $1.1m in Goodwill Impairment write down we took at APF and the addition of both the Deluxe Sheet Metal and Excel Fabrication subsidiaries adding their fixed expenses to our consolidated financial statements.

Non-Gap Adjustments: Q2 showed a Loss from Operations of ($1,606,197).  However, $1,111,600 was a non-cash expense impairment write off of APF’s customer list and Goodwill, and non-cash expense of $206,415 from an intercompany true-up leftover from 2019.  Resulting in an adjusted Loss of Operations of ($224,819).  It is also important to note that during the first 12-18 months post-acquisition, the Company is reinvesting its cash back into the subsidiaries we purchased to bring them out of what we call our Optimization Phase into the Asset Producing Phase.  This reinvesting of cash back into the subsidiaries is reflected in our operating expenses and typically increases our G&A expense by 4-7% during the Optimization Phase.

There was also $488,993 of one-time expenses tied to debt settlements and which combined with our other adjustments would bring Q2 Adjusted Loss to ($736,410).

Q3 2020

For Q3 2020 the Company is providing the following guidance for its revenue.  The Company anticipates showing revenue of $8.7m for Q3 2020.

Best regards,

Kent B. Wilson

CEO / President

Alpine 4 Technologies, Ltd

About Alpine 4 Technologies:  Alpine 4 Technologies, Ltd (ALPP) is a publicly-traded conglomerate that is acquiring businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators.  At

Alpine 4 we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation.  We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our Blockchain enabled Enterprise Business Operating System called SPECTRUMebos.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence.  At Alpine 4, we believe synergistic innovation drives excellence.  By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets.  We deliver solutions that not only drive industry standards but also increase value for our shareholders.

Contact: Ian Kantrowitz, VP of Investor Relations

investorrelations@alpine4.com

www.alpine4.com

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

NON-GAAP FINANCIAL MEASURES:

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. In 2020 our manufacturing grouping of companies is operated by A4 Manufacturing, Inc. (A4MI) In this document, we refer to our subsidiaries Quality Circuit Assembly, Inc. and American Precision Fabricators, Inc as A4 Manufacturing or A4M. We refer to the construction services subsidiaries or Morris Sheet Metal, Corp, JTD Spiral, Inc, Deluxe Sheet Metal Inc and Excel Fabrication as A4 Construction Services, Inc (A4CS).  Finally, we refer to our technology subsidiaries of ALTIA, LLC and SPECTRUMebos, Inc. as A4 Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

 Date: August 13 2020